SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement


                             FreePCSQuote.Com, Inc.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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            computed pursuant to Exchange Act Rule 0-11 (Set forth the
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[ ]      Check box if any part of the fee is offset as provided by Exchange
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         fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             FREEPCSQUOTE.COM, INC.
                              19950 MARINER AVENUE
                           TORRANCE, CALIFORNIA 90503


                              INFORMATION STATEMENT

The purpose of this Information Statement is to notify the holders of FreePCSQuote.Com, Inc. (the "Company") voting stock, as of the close of business on February 24, 2004 (the "Record Date"), of the following actions by our stockholders in a written consent of holders of a majority of the outstanding shares of our voting stock entitled to vote in lieu of a meeting of stockholders:

      1. to amend our Articles of Incorporation to change our corporate name to "Digital Learning Management Corporation" (the "Name Change Amendment");

      2. to amend our Articles of Incorporation to increase the authorized number of shares of our common stock to 75,000,000 shares and our preferred stock to 5,000,000 shares (the "Share Increase Amendment"); and

      3. to amend our Articles of Incorporation to effect a 7.8680269-for-1 forward stock split with respect to our common stock (the "Stock Split Amendment" and together with the Name Change Amendment and the Share Increase Amendment, the "Amendments").

Our Board of Directors unanimously adopted the Amendments, and on February 12, 2004 we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the shares of our voting stock approving these actions. No other votes were required to adopt the Amendments and none are being solicited hereunder. A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit A.

This Information Statement is first being mailed or furnished to stockholders on or about February 26, 2004, and the Amendments described herein will not become effective until at least 20 calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                           VOTE OBTAINED - NEVADA LAW

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and our bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient amend our Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of our voting stock.


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

NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.


                   AMENDMENTS TO OUR ARTICLES OF INCORPORATION

Introduction

On February 12, 2004, our Board of Directors unanimously approved the Amendments and submitted such matter for stockholder approval. On February 12, 2004, stockholders holding a majority of our outstanding voting stock, acting by majority written consent, approved and ratified the Amendments. The Amendments will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement to our stockholders.

AUTHORIZATION TO CHANGE NAME

Purpose of the Name Change

Our Board of Directors has determined that it is in our best interests to change our name to one that would more accurately reflect our new business operations pursuant to our merger on January 16, 2004 with Digital Learning Institute, Inc. Consequently, the Board of Directors has recommended changing our name from "FreePCSQuote.Com, Inc." to "Digital Learning Management Corporation."

Effects of the Name Change

Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "FreePCSQuote.Com, Inc." will continue to be valid and represent shares of "Digital Learning Management Corporation" following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to change our name from "FreePCSQuote.Com, Inc." to "Digital Learning Management Corporation," which vote was obtained by majority written consent. As a result, the Name Change Amendment was approved and no further votes will be needed.


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

Effective Date

Under applicable federal securities laws, the Name Change Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Name Change Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with our name change.

INCREASE IN AUTHORIZED SHARES

Purpose of the Increase

Our Board of Directors has determined that it is in our best interests to increase the number of authorized shares of our common stock and our preferred stock. The Board of Directors believes that the Share Increase Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of our common stock and our preferred stock. Consequently, the Board of Directors has recommended that we increase the number of authorized shares of our common stock to 75,000,000 shares and our preferred stock to 5,000,000 shares.

Effect of the Increase

The increase in authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized common stock or preferred stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued common stock and preferred stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock or preferred stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Share Increase Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of capital stock.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our common stock to 75,000,000 shares and our preferred stock to 5,000,000 shares, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Share Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Share Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the increase of authorized shares of our capital stock.

THE FORWARD STOCK SPLIT

Purpose of the Forward Stock Split

Our Board of Directors has determined that it is in our best interests to effect an amendment to our Articles of Incorporation to effect a 7.8680269-for-1 forward split of our issued and outstanding shares of common stock, with all fractional shares rounded down to the nearest whole.

Effect of the Forward Stock Split

As of the Record Date, we had a total of 2,517,020 shares of common stock issued and outstanding. The forward split will be applicable to all holders of our common stock upon the effective date of the Stock Split Amendment. This means that all holders of our common stock shall receive 7.8680269 shares for every one (1) share owned, with all fractional shares rounded to the next whole share. As a result, following the forward stock split, the stockholders as of the Record Date will own a total of approximately 19,803,981 shares of common stock, an increase of 17,286,961 shares.


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


Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to effect a 7.8680269-for-1 forward stock split of our common stock, which vote was obtained by majority written consent. As a result, the Stock Split Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Stock Split Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Stock Split Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with a forward stock split involving our common stock.


                               SECURITY OWNERSHIP

As of February 12, 2004, there were 2,555,147 shares of voting stock issued and outstanding and entitled to vote. Each share of common stock and each share of preferred stock entitles its holder to one vote.

The following table sets forth certain information known to us regarding the beneficial ownership of each class of our voting stock as of February 12, 2004, by (a) each beneficial owner of more than 5% of our voting stock, (b) our executive officers, (c) each of our directors, and (d) all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless indicated otherwise, the address of all persons listed below is c/o FreePCSQuote.Com, Inc., 19950 Mariner Avenue, Torrance, California 90503.

---------------------------------------------------- ----------------------------- --------------------------
                                                           Number of Shares          Percentage of Shares
        Number of Shares Beneficially Owned               Beneficially Owned          Beneficially Owned
---------------------------------------------------- ----------------------------- --------------------------
Aurangzeb Bhatti                                                  887,503 (1)                34.6%
---------------------------------------------------- ----------------------------- --------------------------
Umesh Patel                                                       887,503 (1)                34.6%
---------------------------------------------------- ----------------------------- --------------------------
Al Jinnah                                                         132,948                     5.2%
---------------------------------------------------- ----------------------------- --------------------------
All executive officers and directors as a group                 1,907,954 (2)                74.0%
(3 persons)
---------------------------------------------------- ----------------------------- --------------------------

 (1) Includes options to purchase 12,261 shares exercisable at $6.974 per share that are exercisable within 60 days.

(2) Includes options to purchase 12,261 shares exercisable at $6.974 per share that are exercisable within 60 days.


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

                             ADDITIONAL INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


BY ORDER OF THE BOARD OF DIRECTORS,


/s/ Aurangzeb Bhatti
-----------------------------------------
Aurangzeb Bhatti
President
Torrance, California 90503
February 25, 2004


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

                                    EXHIBIT A


  [SEAL]    DEAN HELLER
            SECRETARY OF STATE
            204 NORTH CARSON STREET, SUITE 1
            CARSON CITY, NEVADA 89701-4299
            (775) 684 5708
            WEBSITE: SECRETARYOFSTATE.BIZ


--------------------------------------------
        CERTIFICATE OF AMENDMENT
    (PURSUANT TO NRS 78.385 AND 78.390)
--------------------------------------------



--------------------------------------------------------------------------------
IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

                                              ABOVE SPACE IS FOR OFFICE USE ONLY



             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.    Name of corporation: FreePCSQuote.Com, Inc.
                           -----------------------------------------------------

--------------------------------------------------------------------------------


2. The articles have been amended as follows (provide article numbers, if available):

      1.    Name of Company: Digital Learning Management Corporation

      4. Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 75,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. Upon the effective date of this Certificate of Amendment to the Articles of Incorporation, the issued and outstanding shares of Common Stock of the Company shall be subject to a 7.8680269-for-1 forward stock split.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

                             1,883,432 of 2,555,147 shares outstanding (73.7%).*
                             ---------------------------------------------------


4. Effective date of filing (optional): 20 calendar days
                                       -----------------------------------------
                                       (must not be later than 90 days after the
                                        certificate is filed)


5. Officer Signature (required):
                                ------------------------------------------------
                                    Aurangzeb Bhatti

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


SUBMIT IN DUPLICATE


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.  SEE ATTACHED FEE SCHEDULE.

                                  NEVADA SECRETARY OF STATE AM 78.385 AMEND 2003
                                                            REVISED ON: 11/03/03

LA-62435v1


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